NYSE: WMB

Date:	March 20, 2009
Williams Executives to Speak at Howard Weil Energy Conference
     TULSA, Okla. — Williams (NYSE: WMB) executives are scheduled to speak at the 37th Annual Howard Weil Energy Conference on Tuesday, March 24.
     Chairman, President and Chief Executive Officer Steve Malcolm and Ralph Hill, president of the company’s exploration and production business, will be presenting for the company.
     A copy of their presentation will be available at www.williams.com/investors the morning of the event.
About Williams (NYSE: WMB)
Williams, through its subsidiaries, finds, produces, gathers, processes and transports natural gas. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, and Eastern Seaboard. More information is available at http://www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332 Richard George Williams (investor relations) (918) 573-3679
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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s annual reports filed with the Securities and Exchange Commission.